Exhibit 4.27

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

Amendment No. 1 to Deed of Trust (Series E) Dated January 30, 2023

Made and executed on March 31, 2026

Between:	Ellomay Capital Ltd.
52-003986-8
of 18 Rothschild Blvd., Tel Aviv
(the “Company”)

Of the first part;

And between:	Hermetic Trust (1975) Ltd.
51-070519-7
of 30 Sheshet HaYamim St., Bnei Brak
(the “Trustee”)

Of the second part;

Whereas:	on January 30, 2023 the Company and the Trustee executed a Deed of Trust pursuant to which the Company issued the Debentures (Series E) of the Company (hereinafter: the “Deed of Trust” and the “Debentures (Series E)”, respectively;

And whereas:	on February 11, 2026, the Company’s Board of Directors approved this Amendment No. 1 to the Deed of Trust (the “Amendment” or “this Amendment”);

And whereas:	on March 31, 2026 the meeting of the holders of the Debentures (Series E) approved this Amendment with a special resolution;

And whereas:	in accordance with the approval of the Company’s Board of Directors and the meeting of the holders of the Debentures as noted, the parties wish to amend the Deed of Trust as set forth in this Amendment below;

Therefore, it was agreed, declared, and stipulated by and between the parties as follows:

1.	Preamble; Interpretation; Definitions and Entry into Force

1.1.	The preamble of this Amendment constitutes an inseparable part hereof.

1.2.	Terms and expressions in this Amendment shall have the meanings ascribed to them in the Deed of Trust, unless expressly provided otherwise in this Amendment.

1.3.	As of the date of its execution, this Amendment shall constitute an integral part of the Deed of Trust Deed. In the event of any inconsistency between the provisions of this Amendment and those of the Deed of Trust, the provisions of this Amendment shall prevail.

2.	The Amendment to the Deed of Trust

2.1.	In Section 1.4, after the definition of “Principal,” the following definition will be added:

“Base Interest”: an annual rate of 6.05% up to and including June 3, 2026, and an annual rate of 6.15% commencing on June 4, 2026, all subject to adjustments as set forth in Section 4.1 of the terms set out on the Back of the Page.”

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

2.2.	At the end of the first paragraph of Section 8.2.7 in the Deed of Trust, following the words “plus an annual interest rate of 1.25%.” in option (3) this sentence will be added:

“It is agreed that commencing June 4, 2026, the interest addition to the Government Debenture Yield (as hereinafter defined) as set forth in option (3) above will be decreased to 1%.”

2.3.	In Section 9.1.23 to the Deed of Trust the words “Messrs. Shlomo Nehama and Ran Fridrich” will be replaced with the words “O.Y. Nofar Energy Ltd. (company number 514599943) and Mr. Ofer Yanay”.

2.4.	The following paragraph will be added to Section 4.1 of the terms set out on the Back of the Page:

“It is clarified that, from June 4, 2026 and until the full redemption date of the Debentures (Series E), the fixed annual interest rate of the Debentures (Series E) shall be the interest rate determined in the tender plus 0.1% (i.e., an annual interest rate of 6.15%), and the term “Base Interest” shall refer to this updated interest rate. The Company shall report, by way of an immediate report within two business days from the effective date of Amendment No. 1 to the Deed of Trust, the weighted interest rate that the Company will pay to the holders of the Debentures (Series E) on the next interest payment date following the interest rate update as described above, which shall be based on the interest rate for the period from the beginning of the current interest period until June 3, 2026, and the interest rate for the period commencing June 4, 2026, the annual interest rate reflected by the weighted interest rate, the updated annual interest rate, and the updated semi-annual interest rate (which shall be calculated as the annual interest rate divided by two).”

2.5.	This Amendment will become effective on the date of its approval by the meeting of the Holders of the Debentures (Series E).

3.	No Additional Changes

Except as otherwise expressly provided in this Amendment, no change shall apply to the provisions of the Deed of Trust, and all provisions of the Deed of Trust that have not been expressly amended under this Amendment shall remain in full force and effect unchanged.

4.	Authorization to Magna

In accordance with the provisions of the Securities Regulations (Signature and Electronic Reporting), 5763- 2003, the Trustee hereby authorizes the party authorized for this on behalf of the Company, to electronically report to the Securities Authority of its execution of this Amendment.

[signature on a separate page]

UNOFFICIAL TRANSLATION FROM HEBREW THE BINDING VERSION IS THE HEBREW VERSION

And in witness whereof the parties have signed:

/s/ Ben Sheizaf, /s/ Ran Fridrich	/s/ Dan Avnon
Ellomay Capital Ltd.	Hermetic Trusts (1975) Ltd.

I the undersigned Odeya Brick-Zarsky, Adv. Confirm that this Amendment to the Deed of Trust was signed by Ellomay Capital Ltd. via Messrs. Ben Sheizaf and Ran Fridrich and their signature binds Ellomay Capital Ltd. with respect to this Deed of Trust for all intents and purposes.

/s/ Odeya Brick-Zarsky
Odeya Brick-Zarsky, Adv.

I, the undersigned, Ofek Shiloh Hekesh, Adv., hereby confirm that this Amendment to the Deed of Trust was signed by Hermetic Trust (1975) Ltd., by Dan Avnon, and his signature binds Hermetic Trust (1975) Ltd. in connection with this Amendment for all intents and purposes.

/s/ Ofek Shiloh Hekesh
Ofek Shiloh Hekesh, Adv.